November 14, 2005
For 7:00 am EST Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS RECORD THIRD QUARTER EARNINGS

-- Third Quarter Total Sales Increased 16.9 Percent -

-- Third Quarter Comparable Store Sales Increased 6.2 Percent --

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $649 million for the quarter ended October 28, 2005, a 25.8 percent increase over the same period a year ago. Diluted earnings per share increased 24.6 percent to $0.81 from $0.65 in the third quarter of 2004. For the nine months ended October 28, 2005, net earnings grew 24.5 percent to $2.08 billion while diluted earnings per share increased 24.5 percent to $2.59.

Sales for the quarter increased 16.9 percent to $10.6 billion, up from $9.1 billion in the third quarter of 2004. Comparable store sales for the third quarter increased 6.2 percent. For the nine months ended October 28, 2005, sales increased 16.2 percent to $32.4 billion. Comparable store sales increased 5.5 percent in the first nine months of 2005.

“Our performance, highlighted by positive comparable store sales in all of our 20 product categories and 19 of our 21 geographic regions, is a clear indication that consumers continue to invest in products and projects to maintain, enhance and improve their homes even in light of concerns about the impact of rising gasoline and home heating costs,” explained Robert A. Niblock, Lowe’s chairman, president and CEO. “Continued investments in our business coupled with our culture of customer service have strengthened our competitive position, and we’re confident Lowe’s has the flexibility to adapt to changes in the marketplace to continue to deliver solid results.”

“Our employees provided exceptional service in a quarter marked by the distractions of three major hurricanes,” Niblock added.  “Our focus on serving our customers’ needs with innovative and differentiated products and services allows us to continue to capture market share in a fragmented home improvement industry.”

During the quarter, Lowe’s opened 33 new stores and temporarily closed one store impacted by hurricane Katrina. As of October 28, 2005, Lowe’s operated 1,170 stores in 49 states representing 133.0 million square feet of retail selling space, a 13.1 percent increase over last year.

A conference call to discuss third quarter 2005 operating results is scheduled for today (Monday, November 14) at 9:00 a.m. EST. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on the icon for the Lowe’s Third Quarter 2005 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com/investor until February 26, 2006.

Lowe's Business Outlook

Fourth Quarter 2005 - a 14-week Quarter (comparisons to fourth quarter 2004 - a 13-week quarter)
·	The company expects to open 63 new stores and reopen one store that was temporarily closed following hurricane Katrina reflecting square footage growth of approximately 13 percent
·	Total sales are expected to increase approximately 22 percent
·	The company expects to report a comparable store sales increase of 4 to 6 percent (14 weeks vs. a comparable 14 weeks)
·	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 20 basis points
·	Store opening costs are expected to be approximately $50 million
·	Diluted earnings per share of $0.77 to $0.80 are expected
·	Lowe’s fourth quarter ends on February 3, 2006 with operating results to be publicly released on Monday, February 27, 2006

Fiscal Year 2005 - a 53-week Year (comparisons to fiscal year 2004 - a 52-week year)
·	The company expects to open 150 stores in 2005 reflecting total square footage growth of approximately 13 percent
·	Total sales are expected to increase 17 to 18 percent for the year
·	The company expects to report a comparable store sales increase of 5 to 6 percent
·	Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase approximately 40 basis points
·	Store opening costs are expected to be approximately $134 million
·	Diluted earnings per share of $3.37 to $3.40 are expected for the fiscal year ending February 3, 2006

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, rising fuel costs, and other factors which can negatively affect our customers as well as our ability to: (i) respond to decreases in the number of new housing starts and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and develop new sites for store development; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory matters; and (viii) respond to unanticipated weather conditions.  Additional information regarding the risks and uncertainties which may affect our operations and economic results can be found in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2004 sales of $36.5 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 11 million customers a week at more than 1,150 home improvement stores in 49 states. Based in Mooresville, N.C., the 59-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Nine Months Ended
			October 29, 2004				October 29, 2004
	October 28, 2005		As Restated		October 28, 2005		As Restated
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$10,592	100.00	$9,064	100.00	$32,435	100.00	$27,914	100.00

Cost of sales	6,997	66.06	6,013	66.34	21,388	65.94	18,605	66.65

Gross margin	3,595	33.94	3,051	33.66	11,047	34.06	9,309	33.35

Expenses:

Selling, general and administrative	2,212	20.88	1,906	21.03	6,711	20.69	5,728	20.52

Store opening costs	35	0.33	32	0.35	85	0.26	71	0.26

Depreciation	257	2.43	232	2.56	752	2.32	666	2.38

Interest	36	0.34	40	0.44	122	0.38	133	0.48

Total expenses	2,540	23.98	2,210	24.38	7,670	23.65	6,598	23.64

Pre-tax earnings	1,055	9.96	841	9.28	3,377	10.41	2,711	9.71

Income tax provision	406	3.83	325	3.58	1,300	4.01	1,043	3.73

Net earnings	$649	6.13	$516	5.70	$2,077	6.40	$1,668	5.98

Weighted average shares outstanding - Basic	780		772		776		778

Basic earnings per share	$0.83		$0.67		$2.68		$2.14

Weighted average shares outstanding - Diluted	804		802		804		809

Diluted earnings per share	$0.81		$0.65		$2.59		$2.08

Cash dividends per share	$0.06		$0.04		$0.16		$0.11

Retained Earnings
Balance at beginning of period	$10,984		$8,672		$9,634		$7,574
Net earnings	649		516		2,077		1,668
Cash dividends	(47)		(31)		(125)		(85)
Balance at end of period	$11,586		$9,157		$11,586		$9,157

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		October 28,	October 29, 2004	January 28,
		2005	As Restated	2005
Assets

Current assets:
Cash and cash equivalents		$1,599	$461	$642
Short-term investments		710	189	171
Accounts receivable - net		23	35	9
Merchandise inventory - net		6,613	5,864	5,982
Deferred income taxes		76	101	95
Other assets		177	96	75

Total current assets		9,198	6,746	6,974

Property, less accumulated depreciation		15,410	13,265	13,911
Long-term investments		296	153	146
Other assets		205	199	178

Total assets		$25,109	$20,363	$21,209

Liabilities and shareholders' equity

Current liabilities:
Current maturities of long-term debt		$632	$31	$630
Accounts payable		3,198	2,596	2,687
Accrued salaries and wages		369	281	386
Other current liabilities		2,525	1,993	2,016

Total current liabilities		6,724	4,901	5,719

Long-term debt, excluding current maturities		3,749	3,661	3,060
Deferred income taxes		745	699	736
Other long-term liabilities		290	131	159

Total liabilities		11,508	9,392	9,674

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
October 28, 2005	780
October 29, 2004	772
January 28, 2005	774	390	386	387
Capital in excess of par		1,625	1,429	1,514
Retained earnings		11,586	9,157	9,634
Accumulated other comprehensive loss		-	(1)	-

Total shareholders' equity		13,601	10,971	11,535

Total liabilities and shareholders' equity		$25,109	$20,363	$21,209

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
		October 29, 2004
	October 28, 2005	As Restated
Cash Flows From Operating Activities:
Net earnings	$2,077	$1,668
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	771	679
Deferred income taxes	28	66
Loss on disposition/writedown of fixed and other assets	23	41
Stock-based compensation expense	57	53
Tax effect of stock options exercised	48	14
Changes in operating assets and liabilities:
Accounts receivable - net	(14)	111
Merchandise inventory - net	(631)	(1,280)
Other operating assets	(102)	10
Accounts payable	511	384
Other operating liabilities	592	382
Net cash provided by operating activities	3,360	2,128

Cash flows from investing activities:
(Increase) decrease in short-term investments	(456)	629
Purchases of long-term investments	(249)	(108)
Proceeds from sale/maturity of long-term investments	10	15
Increase in other long-term assets	(34)	(15)
Fixed assets acquired	(2,277)	(2,116)
Proceeds from the sale of fixed and other long-term assets	44	69
Net cash used in investing activities	(2,962)	(1,526)

Cash flows from financing activities:
Long-term debt borrowings	995	-
Debt issuance costs	(8)	-
Repayment of long-term debt	(23)	(70)
Proceeds from employee stock purchase plan	32	30
Proceeds from stock options exercised	183	71
Cash dividend payments	(125)	(85)
Repurchase of common stock	(495)	(1,000)
Net cash provided by (used in) financing activities	559	(1,054)

Net increase (decrease) in cash and cash equivalents	957	(452)
Cash and cash equivalents, beginning of period	642	913
Cash and cash equivalents, end of period	$1,599	$461